Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-32596, 333-140244 and 333-140245) and Registration Statement on Form S-3 (File No. 333-153891) of Northern Technologies International Corporation and Subsidiaries of our report dated November 30, 2009, which appears on page 43 of this annual report on Form 10-K for the year ended August 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
November 30, 2009